                                                                    Exhibit 5.1

                               September 5, 1996

Casmyn Corp.
1335 Greg Street
Unit #104
Sparks, Nevada 89431

     Re:  Offering of Common Stock of Casmyn Corp. on Form S 1

Gentlemen:

     On July 18, 1996, Casmyn Corp., a Colorado corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by certain shareholders of the Company (the "Selling Shareholders") of an aggregate of 4,371,267 shares of the Company's common stock, par value $.04 per share (the "Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and the bylaws of the Company, as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Shares, the preparation and filing of the Registration Statement and related matters, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Selling Shareholders in the offering, as described in the Registration Statement, have been duly and validly authorized for issuance and the Shares, when sold by the Selling Shareholders in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement, will be validly issued, fully paid and nonassessable.

Casmyn Corp.
September 5, 1996
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Respectfully submitted,

                                         JENKINS & GILCHRIST,
                                           a Professional Corporation

                                         By:  /s/  John M. Stephenson
                                            -----------------------------------
                                            John M. Stephenson
                                            Authorized Signatory